SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2011

Denali Concrete Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 West Nye Lane, Suite 129, Carson City, NV		89706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +(972) 36133372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 19, 2011, Can-Fite Biopharma Ltd., a shareholder owning 38,534,631 shares of the common stock, which represents approximately 82% of the total voting stock, of Denali Concrete Management, Inc. (the “Company”), authorized by written consent the change of name of the Company to OphthaliX Inc.  The Company is preparing an information statement for the shareholders of the Company describing the amendment to the Company’s Articles of Incorporation and other matters required to effect this name change.  The name change will be effective upon the filing of the certificate of amendment in the State of Nevada and not less than twenty days following the filing of the definitive information with the SEC and its mailing to the shareholders of the Company.

Item 7.01    Regulation FD Disclosure

On December 20, 2011, the Company issued a press release to announce the name change and to disclose the commencement of patient enrolment for a phase 3 clinical study of the safety and efficacy of CF101.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denali Concrete Management, Inc.

Date: 19 December, 2011	By:	/s/ Pnina Fishman
Pnina Fishman, Interim Chief Executive Officer

Exhibit Index

Item No.	Description
99.1	Press Release dated December 20, 2011